EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2017 RESULTS

VERO BEACH, Fla. (October 26, 2017) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2017.

Third Quarter 2017 Highlights

•	Net income of $15.2 million, or $0.33 per common share, which consists of:
•	Net interest income of $26.3 million, or $0.58 per common share
•	Total expenses of $2.9 million, or $0.06 per common share
•	Net realized and unrealized losses of $8.3 million, or $0.18 per share, on RMBS and derivative instruments
•	Third quarter total dividends declared and paid of $0.42 per common share
•	Book value per share of $9.15 at September 30, 2017
•
3.7% economic gain on common equity for the quarter, or 14.7% annualized, comprised of $0.42 dividend per common share and $0.08 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Friday, October 27, 2017, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the Company's website

Details of Third Quarter 2017 Results of Operations

The Company reported net income of $15.2 million for the three month period ended September 30, 2017, compared with net income of $20.5 million for the three month period ended September 30, 2016.  The third quarter net income included net interest income of $26.3 million, net portfolio losses of $8.3 million (which includes realized and unrealized gains (losses) on RMBS and derivative instruments, and net interest expense realized in interest rate swaps), management fees and allocated overhead of $1.9 million, audit, legal and other professional fees of $0.2 million, accrued incentive compensation of $0.2 million, and other operating, general and administrative expenses of $0.6 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest-only ("IO") and inverse interest-only ("IIO") securities.  As of June 30, 2017, approximately 64% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At September 30, 2017, the allocation to the PT RMBS portfolio was unchanged, remaining at approximately 64%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - June 30, 2017	$3,590,424	$102,552	$44,851	$147,403	$3,737,827
Securities purchased	1,101,495	-	13,058	13,058	1,114,553
Securities sold	(825,980)	-	-	-	(825,980)
Gains on sales	769	-	-	-	769
Return of investment	n/a	(7,366)	(2,604)	(9,970)	(9,970)
Pay-downs	(83,306)	n/a	n/a	n/a	(83,306)
Premium lost due to pay-downs	(6,681)	n/a	n/a	n/a	(6,681)
Mark to market gains (losses)	7,921	(4,635)	(158)	(4,793)	3,128
Market value - September 30, 2017	$3,784,642	$90,551	$55,147	$145,698	$3,930,340

The tables below present the allocation of capital between the respective portfolios at September 30, 2017 and June 30, 2017, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2017.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 8.7% and (2.9)%, respectively, for the third quarter of 2017.  The combined portfolio generated a return on invested capital of approximately 4.5%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2017
Market value	$3,784,642	$90,551	$55,147	$145,698	$3,930,340
Cash	181,288	-	-	-	181,288
Borrowings(1)	(3,710,077)	-	-	-	(3,710,077)
Total	$255,853	$90,551	$55,147	$145,698	$401,551
% of Total	63.7%	22.6%	13.7%	36.3%	100.0%
June 30, 2017
Market value	$3,590,424	$102,552	$44,851	$147,403	$3,737,827
Cash(2)	(54,028)	-	-	-	(54,028)
Borrowings(3)	(3,278,456)	-	-	-	(3,278,456)
Total	$257,940	$102,552	$44,851	$147,403	$405,343
% of Total	63.6%	25.3%	11.1%	36.4%	100.0%

(1)
At September 30, 2017, there were outstanding repurchase agreement balances of $65.6 million and $41.4 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)	At June 30, 2017 cash was reduced by unsettled security purchases of $273.7 million, which have already been included in the value of the portfolio.
(3)
At June 30, 2017, there were outstanding repurchase agreement balances of $74.4 million and $34.6 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended September 30, 2017
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of borrowing cost)	$25,838	$(413)	$911	$498	$26,336
Realized and unrealized gains / (losses)	2,009	(4,635)	(158)	(4,793)	(2,784)
Derivative losses	(5,470)	n/a	n/a	n/a	(5,470)
Total Return	$22,377	$(5,048)	$753	$(4,295)	$18,082
Beginning Capital Allocation	$257,940	$102,552	$44,851	$147,403	$405,343
Return on Invested Capital for the Quarter(1)	8.7%	(4.9)%	1.7%	(2.9)%	4.5%
Average Capital Allocation(2)	$256,897	$96,552	$49,999	$146,551	$403,448
Return on Average Invested Capital for the Quarter(3)	8.7%	(5.2)%	1.5%	(2.9)%	4.5%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended September 30, 2017, Orchid received $93.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 10.3%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2017	8.3	14.9	10.3
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9
December 31, 2016	9.7	18.4	12.2
September 30, 2016	8.9	17.9	11.7
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of September 30, 2017 and December 31, 2016:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2017
Adjustable Rate RMBS	$1,783	0.0%	3.90%	209	1-Sep-35	7.85	10.05%	2.00%
Fixed Rate RMBS	3,740,658	95.2%	4.37%	341	1-Sep-47	n/a	n/a	n/a
Hybrid Adjustable Rate RMBS	42,201	1.1%	2.55%	304	1-Aug-43	64.07	7.55%	2.00%
Total Mortgage-backed Pass-through	3,784,642	96.3%	4.35%	341	1-Sep-47	n/a	n/a	n/a
Interest-Only Securities	90,551	2.3%	3.75%	263	15-Apr-47	n/a	n/a	n/a
Inverse Interest-Only Securities	55,147	1.4%	4.43%	330	15-Jul-47	n/a	5.37%	n/a
Total Structured RMBS	145,698	3.7%	4.00%	288	15-Jul-47	n/a	n/a	n/a
Total Mortgage Assets	$3,930,340	100.0%	4.34%	339	1-Sep-47	n/a	n/a	n/a
December 31, 2016
Adjustable Rate RMBS	$2,062	0.1%	3.50%	219	1-Sep-35	5.67	10.05%	2.00%
Fixed Rate RMBS	2,826,694	93.5%	4.21%	325	1-Dec-46	n/a	n/a	n/a
Hybrid Adjustable Rate RMBS	45,459	1.5%	2.55%	313	1-Aug-43	73.08	7.55%	2.00%
Total Mortgage-backed Pass-through	2,874,215	95.1%	4.19%	324	1-Dec-46	n/a	n/a	n/a
Interest-Only Securities	69,726	2.3%	3.59%	235	25-Apr-45	n/a	n/a	n/a
Inverse Interest-Only Securities	78,233	2.6%	5.40%	338	25-Dec-46	n/a	6.14%	n/a
Total Structured RMBS	147,959	4.9%	4.55%	290	25-Dec-46	n/a	n/a	n/a
Total Mortgage Assets	$3,022,174	100.0%	4.20%	323	25-Dec-46	n/a	n/a	n/a

($ in thousands)
	September 30, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,580,973	65.7%	$2,226,893	73.7%
Freddie Mac	1,342,803	34.2%	785,496	26.0%
Ginnie Mae	6,564	0.1%	9,785	0.3%
Total Portfolio	$3,930,340	100.0%	$3,022,174	100.0%

	September 30, 2017	December 31, 2016
Weighted Average Pass-through Purchase Price	$108.23	$108.64
Weighted Average Structured Purchase Price	$14.19	$15.39
Weighted Average Pass-through Current Price	$108.03	$107.14
Weighted Average Structured Current Price	$13.18	$15.49
Effective Duration (1)	2.603	4.579
(1)
Effective duration of 2.603 indicates that an interest rate increase of 1.0% would be expected to cause a 2.603% decrease in the value of the RMBS in the Company's investment portfolio at September 30, 2017.  An effective duration of 4.579 indicates that an interest rate increase of 1.0% would be expected to cause a 4.579% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2017, the Company had outstanding repurchase obligations of approximately $3,710.1 million with a net weighted average borrowing rate of 1.37%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,932.6 million and cash pledged to counterparties of approximately $12.0 million. The Company's leverage ratio at September 30, 2017 was 9.0 to 1. At September 30, 2017, the Company's liquidity was approximately $174.6 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at September 30, 2017.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
J.P. Morgan Securities LLC	$587,380	15.8%	1.48%	$37,721	194
Mirae Asset Securities (USA) Inc.	337,407	9.1%	1.39%	18,900	123
Wells Fargo Bank, N.A.	275,379	7.4%	1.29%	14,554	11
ICBC Financial Services, LLC	249,227	6.7%	1.33%	13,320	12
Cantor Fitzgerald & Co.	241,743	6.5%	1.34%	13,988	17
Citigroup Global Markets, Inc.	240,423	6.5%	1.37%	19,433	15
RBC Capital Markets, LLC	224,584	6.1%	1.27%	11,914	16
Mitsubishi UFJ Securities (USA), Inc.	207,565	5.6%	1.34%	10,833	17
Mizuho Securities USA, Inc.	203,791	5.5%	1.34%	12,378	14
ED&F Man Capital Markets Inc.	150,645	4.1%	1.33%	7,740	40
Nomura Securities International, Inc.	141,510	3.8%	1.34%	7,470	24
Merrill Lynch, Pierce, Fenner & Smith Inc	137,657	3.7%	1.36%	4,677	10
Natixis, New York Branch	129,478	3.5%	1.50%	21,110	17
South Street Securities, LLC	129,474	3.5%	1.35%	7,820	43
Guggenheim Securities, LLC	125,927	3.4%	1.36%	6,618	77
FHLB-Cincinnati	100,259	2.7%	1.26%	3,497	2
Daiwa Capital Markets America, Inc.	75,673	2.0%	1.33%	3,840	11
KGS-Alpha Capital Markets, L.P.	67,052	1.8%	1.42%	4,029	119
Goldman Sachs & Co.	59,386	1.6%	1.40%	6,660	12
Lucid Cash Fund USG LLC	25,517	0.7%	1.35%	1,412	26
Total / Weighted Average	$3,710,077	100.0%	1.37%	$227,914	59

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At September 30, 2017, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at September 30, 2017.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2017	$1,000,000	1.62%	1.48%	$(340)
2018	1,000,000	1.84%	1.73%	(1,091)
2019	1,000,000	2.09%	1.98%	(1,138)
2020	925,000	2.62%	2.13%	(4,505)
Total / Weighted Average	$976,923	2.13%	1.91%	$(7,074)

Treasury Note Futures Contracts (Short Positions)(2)
September 2017 10-year T-Note futures
(Sep 2017 - Sep 2027 Hedge Period)	$115,000	1.98%	2.16%	$(81)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $125.31 at September 30, 2017. The notional contract value of the short position was $144.1 million.

The table below presents information related to the Company's interest rate swap positions at September 30, 2017.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$650,000	1.09%	1.31%	$10,318	2.3
> 3 to ≤ 5 years	360,000	2.05%	1.32%	(2,216)	4.5
	$1,010,000	1.43%	1.31%	$8,102	3.1

The following table presents information related to our interest rate swaption positions as of September 30, 2017.

($ in thousands)
	Option			Underlying Swap
			Weighted				Weighted
			Average		Fixed	Receive	Average
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
≤ 1 year	$2,367	$3,194	11.0	$200,000	2.16%	3 Month	6.0

The following table summarizes our contracts to purchase and sell TBA securities as of September 30, 2017.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
September 30, 2017
30-Year TBA securities:
3.0%	$(300,000)	$(303,773)	$(300,789)	$2,984

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017 - YTD(1)	1.400	56,027
Totals	$8.555	$163,468

(1)
On October 11, 2017, the Company declared a dividend of $0.14 per share to be paid on November 10, 2017.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of September 30, 2017.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through September 30, 2017.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(10.6)%	7.6%
Third Quarter 2013	(2.2)%	0.5%	(2.7)%
Fourth Quarter 2013	3.3%	(0.2)%	3.5%
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
First Quarter 2014	(2.9)%	4.3%	(7.2)%
Second Quarter 2014	9.0%	7.1%	1.9%
Third Quarter 2014	5.8%	1.2%	4.6%
Fourth Quarter 2014	2.5%	2.3%	0.2%
2014 Total Return	13.6%	15.2%	(1.6)%
First Quarter 2015	2.7%	0.2%	2.5%
Second Quarter 2015	0.4%	(1.7)%	2.1%
Third Quarter 2015	(2.2)%	(2.6)%	0.4%
Fourth Quarter 2015	3.2%	(1.1)%	4.3%
2015 Total Return	3.8%	(2.9)%	6.7%
First Quarter 2016	(1.8)%	(2.0)%	0.2%
Second Quarter 2016	2.5%	3.1%	(0.6)%
Third Quarter 2016	7.1%	5.2%	1.9%
Fourth Quarter 2016	(6.2)%	(5.7)%	(0.5)%
2016 Total Return	1.1%	0.0%	1.1%
First Quarter 2017	0.8%	3.9%	(3.1)%
Second Quarter 2017	(1.0)%	3.2%	(4.2)%
Third Quarter 2017(5)	3.7%	N/A	N/A
One Year Return - 10/1/16 - 9/30/17(5)	(3.4)%	N/A	N/A
Two Year Return - 10/1/15 - 9/30/17(5)	7.0%	N/A	N/A
Three Year Total Return - 10/1/14 -9/30/17(5)	9.6%	N/A	N/A
ORC IPO to Third Quarter 2017 - 3/31/13 - 9/30/17(4)(5)	16.4%	N/A	N/A

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of October 26, 2017, earnings data for the third quarter of 2017 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at September 30, 2017 was $9.15.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2017, the Company's stockholders' equity was $414.4 million with 45,308,169 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into another equity distribution agreement (the "August 2017 Equity Distribution Agreement") with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  Through September 30, 2017, we have not issued any shares under the August 2017 Equity Distribution Agreement.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "As we entered the first quarter of 2017, risk assets were performing very well as the Trump Administration took office and appeared to be very pro-business.  The markets looked forward to a roll back of recently expanding regulations across many industries, a new and hopefully improved health care act, tax reform and possibly much needed infrastructure spending to refurbish the nation's aging roads, highways, bridges and airports.  While the Trump Administration made bold promises, very little has been delivered.  Market optimism was quickly replaced with pessimism.  Political infighting among the Trump Administration and congressional Republicans has generally been the cause, as has turmoil within the White House itself.   Geopolitical events surfaced in early April, specifically on  the Korean peninsula.  These events kept the market on edge and induced sporadic flight to quality rallies as headlines hit the market from time to time. Incoming inflation data since March was below expectations.  In the case of the core Consumer Price Index ("CPI") measure, the year over year figure moved from 2.3% in January 2017 to 1.7% by May and has stayed there through September.  The yield on the 10-year US Treasury rate hit its year to date low on September 7, 2017, closing at 2.04%, and nearly broke below the psychologically important 2% level intra-day. However, there was a perceptible change in market sentiment in early September, and the market reversed course into the end of the third quarter and early fourth quarter.  The Trump Administration managed to strike a deal with Congress – predominantly Democratic members ironically – to avoid a government shut-down by raising the debt ceiling and passing a continuing resolution to fund the government into December.

"In spite of the low inflation readings described above, the Federal Reserve (the "Fed") remains convinced these readings are being driven by temporary or transitory phenomenon, and that inflation will reverse and head back towards their two percent target over the medium term.  At the conclusion of their meeting on September 20th, the Fed was quite clear they expect to hike their target rate again at the December meeting baring surprise outcomes to the downside.  The market accepts this outcome as highly likely – as reflected in Fed Funds futures pricing.  However, using the same measure, the market does not expect the Fed to raise rates in 2018 and beyond to the extent the Fed expects.  As a result, the combination of benign inflation readings currently coupled with hawkish Fed expectations has caused the yield curve to flatten significantly during the third quarter – through the lows seen in late June - to multi-year lows.  A second order effect of these developments has occurred in the equity and risk markets as they continue to perform exceedingly well.  The major equity indices in the US make record new highs almost daily of late.

"The RMBS market performed well in the third quarter as a result of low volatility, tight trading spreads across most comparable asset classes and demand from asset managers and REIT's easily replacing the lost demand expected from the Fed's tapering of their asset purchases. Current coupon, 30-year fixed rate mortgage backed securities are trading at their tightest spread to comparable duration U.S. Treasuries since early 2014.   As long as these conditions persist, we do not believe that the market will be likely to suffer a material widening of spreads to comparable duration U.S. Treasuries, even as the Fed has started to trim their asset purchases.  The risk to this outcome appears to be inflation exceeding market expectations, which should allow the Fed to carry out their professed intentions to raise rates three times in 2018 and more so in the years after. This would also put upward pressure on volatility and longer-term rates, both expected to negatively impact MBS performance.

"The impact of these developments on our portfolio and results were not material in the third quarter.  While higher coupon, fixed rate mortgage backed securities – our core holding – did not perform as well as lower coupon, fixed rate mortgages, market demand for the various forms of call protection was robust, and pay-up premiums increased during the quarter.  As a result, mark to market gains (losses) were approximately $(3.6) million net, and $3.1 million excluding the effects of prepayments on the pass-through portfolio.  The flattening of the U.S. Treasury curve negatively impacted our longer dated hedges, and our TBA shorts underperformed due to the tightening of at or near par priced, 30-year fixed rate mortgage backed securities.  The net of these developments reduced our book value by $0.08, after giving effect to dividends declared in the quarter.  The flattening of the curve, and higher funding levels, put slight downward pressure on our net interest spread as well.  Going forward, we expect the slope of the U.S. Treasury curve and our net interest spread to be driven by inflation readings – either consistent with Fed expectations, a negative outcome, or a continuation of what we have seen for the last seven months.  The impact on longer term rates of the tapering of asset purchases – both by the Fed and the ECB – will also be critical."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, October 27, 2017, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 4094969.  The supplemental materials may be downloaded from the investor relations section of the Company's website. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 27, 2017.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, the effect of actions of the U.S. government, including the Fed, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2017, and December 31, 2016, and the unaudited quarterly results of operations for the nine and three months ended September 30, 2017 and 2016.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	September 30, 2017	December 31, 2016
ASSETS:
Total mortgage-backed securities	$3,930,340	$3,022,174
Cash, cash equivalents and restricted cash	181,288	94,425
Accrued interest receivable	15,410	11,512
Derivative assets, at fair value	16,871	10,365
Other assets	475	218
Total Assets	$4,144,384	$3,138,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,710,077	$2,793,705
Dividends payable	6,343	4,616
Derivative liabilities, at fair value	2,591	1,982
Accrued interest payable	4,815	1,826
Due to affiliates	762	566
Other liabilities	5,395	3,220
Total Liabilities	3,729,983	2,805,915
Total Stockholders' Equity	414,401	332,779
Total Liabilities and Stockholders' Equity	$4,144,384	$3,138,694
Common shares outstanding	45,308,169	32,962,919
Book value per share	$9.15	$10.10

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
Interest income	$105,864	$62,059	$38,974	$22,358
Interest expense	(28,116)	(10,629)	(12,638)	(3,979)
Net interest income	77,748	51,430	26,336	18,379
(Losses) gains	(61,578)	(22,446)	(8,254)	4,418
Net portfolio income	16,170	28,984	18,082	22,797
Expenses	8,181	6,587	2,899	2,271
Net income	$7,989	$22,397	$15,183	$20,526
Basic and diluted net income per share	$0.21	$0.99	$0.33	$0.85
Weighted Average Shares Outstanding	38,608,053	22,619,293	45,355,124	24,133,343
Dividends Declared Per Common Share:	$1.26	$1.26	$0.42	$0.42

	Three Months Ended September 30,
Key Balance Sheet Metrics	2017	2016
Average RMBS(1)	$3,834,083	$2,362,377
Average repurchase agreements(1)	3,494,266	2,179,462
Average stockholders' equity(1)	416,287	269,040
Leverage ratio(2)	9.0:1	7.8:1

Key Performance Metrics
Average yield on RMBS(3)	4.07%	3.79%
Average cost of funds(3)	1.45%	0.73%
Average economic cost of funds(4)	1.88%	1.22%
Average interest rate spread(5)	2.62%	3.06%
Average economic interest rate spread(6)	2.19%	2.57%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.